Business Development Corporation of America Provides Update on Investment in Kahala Aviation Holdings, LLC

Approximately $36.0 Million Invested as of September 30, 2014

New York, New York, December 3, 2014 - Business Development Corporation of America (“BDCA”) today provided an update on its investment in Kahala Aviation Holdings, LLC. (“KAH”).

Since its initial investment in December 2013 through September 2014, BDCA has invested in KAH or its subsidiaries approximately $36.0 million in the aggregate, helping KAH to acquire or agree to acquire nine aircraft. As of September 30, 2014, BDCA has $2.0 billion in assets under management.

“Our investment in Kahala Aviation allows us to provide financing to an aircraft leasing company led by a highly experienced management team,” commented Peter Budko, Chief Executive Officer of BDCA. “We believe the aircraft leasing business will allow BDCA to further expand its senior secured investment focus and continue its commitment to creating a leading, diversified credit business.”

“We remain excited about our investment in one of the most experienced aircraft leasing teams in the industry,” added Robert Grunewald, President, Chief Operating Officer and Chief Investment Officer of BDCA. “We believe BDCA’s continued investment in KAH and exposure to KAH’s specialized leasing niche complements BDCA’s investment portfolio and shows our abilities to provide shareholders with exposure to a diversified credit platform within BDCA.”

“The investments from BDCA have enabled us to timely execute upon a number of complex and diversified leasing transactions,” stated Brad Smith, Managing Director at Kahala Aviation Ltd., a KAH affiliate. “We look forward to continuing our relationship with BDCA.”

About BDCA

A registration statement relating to the common stock of BDCA was filed with and has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). These securities have not been approved or disapproved by the SEC or any state securities commission, nor have they passed upon the accuracy or adequacy of the prospectus. The offering of BDCA’s common stock is being made solely by means of a written prospectus forming part of the effective registration statement. The prospectus, which is available at www.bdcofamerica.com and http://www.sec.gov and may be obtained by calling 1-888-518-8073, contains additional information about BDCA. The prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objectives, risks, charges and expenses of BDCA carefully before investing. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

About Kahala Aviation Holdings, LLC

KAH is a global aviation company focusing on the leasing and trading of used commercial aircraft and structured finance solutions for its clients with offices in Europe, USA and Asia and strong in-house technical capabilities.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements, including statements with regard to the future performance of BDCA. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different.

Prospective investors should consider the investment objectives, risks, and charges and expenses of BDCA carefully before investing. BDCA’s prospectus contains information about these important issues as well as other information about BDCA. A prospectus for BDCA may be obtained by calling 877-373-2522 or writing us in care of: Realty Capital Securities, LLC, One Beacon Street, 14th Floor, Boston, MA 02108. You may also download a copy of BDCA’s prospectus by going to www.bdcofamerica.com. Please read the prospectus carefully before investing.

Contacts

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com Ph: (484-342-3600)	Andrew G. Backman Managing Director Investor Relations and Public Releases abackman@rcscapital.com Ph: (212-415-6500)	Nicholas Radesca, CFO, Treasurer & Secretary Business Development Corporation of America nradesca@arlcap.com Ph: (212-415-6500)